                                                                     EXHIBIT 4.3

================================================================================



                             GREYHOUND LINES, INC.

                                      and

                          THE GUARANTORS NAMED HEREIN


                    ________________________________________


                             SERIES A AND SERIES B

                         11 1/2% SENIOR NOTES DUE 2007

                    ________________________________________


                              ___________________

                          FIRST SUPPLEMENTAL INDENTURE


                            DATED AS OF JULY 9, 1997

                              ___________________


                         PNC BANK, NATIONAL ASSOCIATION

                                    Trustee


================================================================================

         This FIRST SUPPLEMENTAL INDENTURE, dated as of July 9, 1997, among Greyhound Lines, Inc., a Delaware corporation (the "Company"), each of the parties identified under the caption "Guarantors" on the signature pages hereto (the "Guarantors") and PNC Bank, National Association, as Trustee.

                                    RECITALS

         WHEREAS, the Company and the Trustee entered into an Indenture, dated as of April 16, 1997 (the "Indenture"), pursuant to which the Company issued $150,000,000 in principal amount of 11 1/2% Senior Notes due 2007 (the "Notes"); and

         WHEREAS, Section 9.01(e) of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture in order to execute a guarantee (a "Subsidiary Guarantee") to comply with Section 10.02 thereof without the consent of the Holders of the Notes; and

         WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws of the Company, of the Guarantors and of the Trustee necessary to make this First Supplemental Indenture a valid instrument legally binding on the Company, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

         NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

                                   ARTICLE 1

         SECTION 1.01. This First Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

         SECTION 1.02. This First Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Guarantors and the Trustee.

                                   ARTICLE 2

         From this date, in accordance with Section 10.02 and by executing this First Supplemental Indenture and the accompanying Subsidiary Guarantee (a copy of which is attached hereto), the Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in
Article 10 thereunder.

                                   ARTICLE 3

         SECTION 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

         SECTION 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this First Supplemental Indenture. This First Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

         SECTION 3.03. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES.

         SECTION 3.04. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

                         [NEXT PAGE IS SIGNATURE PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first written above.

                                   GREYHOUND LINES, INC.



                                   By: /s/ Steven L. Korby
                                       ----------------------------------------
                                       Name:        Steven L. Korby
                                       Title:       Executive Vice President and
                                                    Chief Financial Officer


                                   GUARANTORS:

                                   ASI ASSOCIATES, INC.



                                   By: /s/ Steven L. Korby
                                       ----------------------------------------
                                           Name:    Steven L. Korby
                                           Title:   Executive Vice President and
                                                    Chief Financial Officer


                                   CAROLINA ASSOCIATES, INC.



                                   By: /s/ Steven L. Korby
                                       ----------------------------------------
                                           Name:    Steven L. Korby
                                           Title:   Executive Vice President and
                                                    Chief Financial Officer

                                   CAROLINA COACH COMPANY



                                   By: /s/ Steven L. Korby
                                       ----------------------------------------
                                           Name:    Steven L. Korby
                                           Title:   Executive Vice President and
                                                    Chief Financial Officer

                                   SEASHORE TRANSPORTATION COMPANY



                                   By: /s/ Steven L. Korby
                                       ----------------------------------------
                                           Name:    Steven L. Korby
                                           Title:   Executive Vice President and
                                                    Chief Financial Officer

                                   RED BUS SYSTEMS, INC.



                                   By: /s/ Steven L. Korby
                                       ----------------------------------------
                                           Name:    Steven L. Korby
                                           Title:   Executive Vice President and
                                                    Chief Financial Officer



                                   PNC BANK, NATIONAL ASSOCIATION,
                               as trustee



                                   By: /s/ Sheila Wallbridge
                                       ----------------------------------------
                                           Name:    Sheila Wallbridge
                                           Title:   Assistant Vice President